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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) September 21, 2001

                         Commission file number: 0-20490

                        THE CARBIDE/GRAPHITE GROUP, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                                      57-1575609
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                         One Gateway Center, 19th Floor
                               Pittsburg, PA 15222
                    (Address of principal executive offices)

                                 (412) 562-3700
              (Registrant's telephone number, including area code)









                                      None
--------------------------------------------------------------------------------
           (former name or former address, if changed since last year)



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ITEMS 1, 2, 4, 6, 8 AND 9

         Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On September 21, 2001, the Registrant issued a press release (the "September 21 Press Release") announcing that it had filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Pennsylvania in order to allow for an orderly consummation of the Registrant's proposed comprehensive financial restructuring. The Registrant's subsidiaries, CG Specialty Products Management Corporation, Seadrift Coke, L.P., Carbon/Graphite International, Inc. and Carbide/Graphite Management Corporation, also filed petitions with such Court at such time. The Registrant and such subsidiaries will continue to manage their properties and operate their businesses as "debtors-in-possession" in accordance with the applicable provisions of the Bankruptcy Code. A copy of the September 21 Press Release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5. OTHER EVENTS

         The Registrant also announced in the September 21 Press Release that it had entered into a definitive asset purchase agreement (the "Asset Purchase Agreement") with Questor Management Company LLC and certain of its affiliates ("Questor") providing for the sale to Questor of substantially all of the operating assets of the Registrant and the assumption by Questor of substantially all the operating liabilities of the Registrant.

         On September 24, 2001, the Nasdaq Stock Market halted trading in the common stock of the Registrant for "additional information requested."

         On September 27, 2001, the Registrant issued a press release (the "September 27 Press Release") announcing that (i) the bank group under its $135 million revolving credit facility had agreed to continue to support the Registrant by entering into a cash collateral agreement giving the Registrant continuing access to funding under the revolving credit facility, (ii) the Registrant and the bank group were negotiating final terms for additional financing in the form of a debtor-in-possession line that is expected to be available in the near future and (iii) the Registrant had decided not to file a
Section 363 asset sale motion under the Bankruptcy Code relating to the Asset Purchase Agreement as a result of the bank group, whose consent was required for the proposed transaction, advising the Registrant that it would not support the transaction. A copy of the September 27 Press Release is attached as Exhibit
99.2 to this report and is incorporated herein by reference.

         On September 26, 2001, Questor advised the Registrant that it considered the failure to file the Section 363 asset sale motion to constitute a repudiation by the Registrant and its subsidiaries of the Asset Purchase Agreement and that such repudiation relieved Questor from any further obligations under the Asset Purchase Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

             Not Applicable

         (b) PRO FORMA FINANCIAL INFORMATION

             Not Applicable

         (c) EXHIBIT NO.

             99.1   Press Release Dated September 21, 2001

             99.2   Press Release Dated September 27, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      THE CARBIDE/GRAPHITE GROUP, INC.

                                  By: /s/  Walter B. Fowler
                                      ------------------------------------------
                                      Walter B. Fowler - Chief Executive Officer


Dated: October 1, 2001





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                                  EXHIBIT INDEX

     EXHIBIT
       NO.        DESCRIPTION
     --------     --------------------------------------

      99.1        Press Release Dated September 21, 2001

      99.2        Press Release Dated September 27, 2001